EXCHANGE AGREEMENT


Between

SRM NETWORKS, INC.

and

HY-TECH COMPUTER SYSTEMS, INC.






Dated January  31, 2003



TABLE OF CONTENTS


ARTICLE  I  REPRESENTATIONS,  COVENANTS,  AND  WARRANTIES  OF  HY-TECH  COMPUTER  SYSTEMS


1.01    Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.02    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.03    Subsidiaries and Predecessor Corporations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.04    Financial Statements
1.05    Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.06    Options and Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.07    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.08    Title and Related Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.09    Litigation and Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.10    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.11    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.12    No Conflict With Other Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.13    Governmental Authorizations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.14    Compliance With Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.15    Approval of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.16    Material Transactions or Affiliations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.17    Hy-Tech Computer Systems Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.18    Valid Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE II  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SRM NETWORKS

2.01    Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.02    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.03    Subsidiaries and Predecessor Corporations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.04    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.05    Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.06    Options and Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.07    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.08    Title and Related Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.09    Litigation and Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.10    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.11    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.12    No Conflict With Other Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.13    Governmental Authorizations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.14    Compliance With Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.15    Approval of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.16    Continuity of Business Enterprises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.17    Material Transactions or Affiliations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.18    SRM Networks Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
2.19    Valid Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE III  PLAN OF EXCHANGE

3.01    The Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.02    Anti-Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.03    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.04    Closing Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.05    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


ARTICLE IV  SPECIAL COVENANTS

4.01    Access to Properties and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.02    Delivery of Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.03    Third Party Consents and Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.04    Accredited Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.05    Consent of Hy-Tech Computer Systems Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.06    Designation of Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.07    Exclusive Dealing Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.08    Actions Prior to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
4.09    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.10    Limitation of Subsequent Corporate Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.11    Indemnification of Subsequent Corporate Actions
4.12    Name Change
4.13    Financial Statements

ARTICLE V  CONDITIONS PRECEDENT TO OBLIGATIONS OF SRM NETWORKS
5.01    Accuracy of Representations and Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.02    Officer's Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.03    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.04    Approval by Hy-Tech Computer Systems Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.05    No Governmental Prohibitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.06    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.07    Other Items. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.08    Accredited Status of Hy-Tech Computer Systems
Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS OF HY-TECH COMPUTER SYSTEMS AND THE HY-TECH COMPUTER SYSTEMSSHAREHOLDERS

6.01    Accuracy of Representations and Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
6.02    Officer's Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
6.03    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
6.04    No Governmental Prohibition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
6.05    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
6.06    Other Items. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VII  MISCELLANEOUS

7.01    No Bankruptcy and No Criminal Convictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
7.02    Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
7.03    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
7.04    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
7.05    Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.06    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.07    Public Announcements and Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.08    Schedules; Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.09    Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.10    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.11    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.12    Survival; Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.13    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.14    Amendment or Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.15    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
7.16    Faxed Copies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                               EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 31st day of January, 2003 by and between SRM NETWORKS, INC., a Delaware corporation (hereinafter referred to as the "Company") and HY-TECH COMPUTER SYSTEMS, INC., a Florida corporation (hereinafter referred to as "Hy-Tech"), upon the following premises:

                                    Premises
                                    --------

     WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Delaware;

     WHEREAS, Hy-Tech is a privately held corporation organized under the laws of the State of Florida;

     WHEREAS, management of the constituent corporations have determined that it is in the best interest of the parties that the Company acquire 100% of the issued and outstanding securities of Hy-Tech in exchange for the issuance of certain shares of the Company (the "Exchange") and Hy-Tech agrees to use its best efforts to cause its shareholders (the " Hy-Tech Shareholders") to exchange their securities of Hy-Tech on the terms described herein; and

     WHEREAS, the Company and Hy-Tech desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement
                                    ---------

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HY-TECH

     As an inducement to, and to obtain the reliance of the Company, except as set forth on the Hy-Tech Schedules (as hereinafter defined), Hy-Tech represents and warrants as follows:

     Section  1.01     Organization.  Hy-Tech  is  a corporation duly organized,
                       ------------
validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Hy-Tech Schedules are complete and correct copies of the articles of incorporation, and bylaws of Hy-Tech as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Hy-Tech 's articles of incorporation or bylaws. Hy-Tech has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Hy-Tech has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

     Section  1.02     Capitalization.  The authorized capitalization of Hy-Tech
                       --------------
consists of 10,000 shares of common stock, $1.00 par value, of which 5,051 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section  1.03     Subsidiaries  and Predecessor Corporations.  Hy-Tech does
                       ------------------------------------------
not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Hy-Tech" also
               -------------
includes  those  subsidiaries,  if  any,  set  forth  on  Schedule  1.03.
                                                          --------------

     Section 1.04     Financial Statements.
                      --------------------

               (a) Included in the Hy-Tech Schedules are the reviewed Hy-Tech balance sheet as of December 31, 2000 and December 31, 2001, and the related statements of operations and cash flows for the period from January 1, 2000 through December 31, 2001 as well as the unaudited balance sheet as of December 31, 2002.

               (b) Hy-Tech has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

               (c) Hy-Tech has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

               (d) The books and records, financial and otherwise, of Hy-Tech are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

               (e) All of Hy-Tech's assets are reflected on its financial statements, and, except as set forth in the Hy-Tech Schedules or the financial statements of Hy-Tech or the notes thereto, Hy-Tech has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 1.05     Information.  The information concerning Hy-Tech set forth
                      -----------
in this Agreement and in the Hy-Tech Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Hy-Tech has fully disclosed in writing to the Company (through this Agreement or the Hy-Tech Schedules) all information relating to matters involving Hy-Tech or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Hy-Tech or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Hy-Tech, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section  1.06     Options  or  Warrants.  There  are  no  existing options,
                       ---------------------
warrants, calls, or commitments of Hy-Tech of any character relating to the authorized and unissued Hy-Tech common stock, except options, warrants, calls or commitments, if any, to which Hy-Tech is not a party and by which it is not bound.

     Section 1.07     Absence of Certain Changes or Events.  Except as set forth
                      ------------------------------------
in  this  Agreement  or  the  Hy-Tech  Schedules,  since  December  31,  2002:

               (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Hy-Tech or
          (ii) any damage, destruction, or loss to Hy-Tech (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Hy-Tech;

               (b) Hy-Tech has not (i) amended its articles of incorporation or bylaws, except to increase the number of authorized shares; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Hy-Tech; (iv) made any material change in its method of management, operation or accounting;
          (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or
          (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

               (c) Hy-Tech has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability
          (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Hy-Tech; and

               (d) To the best knowledge of Hy-Tech, Hy-Tech has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Hy-Tech.

     Section  1.08     Title  and  Related  Matters.  Hy-Tech  has  good  and
                       ----------------------------
marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Hy-Tech Schedules. Except as set forth in the Hy-Tech Schedules, Hy-Tech owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Hy-Tech 's business. Except as set forth in the Hy-Tech Schedules, no third party has any right to, and Hy-Tech has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Hy-Tech or any material portion of its properties, assets, or rights.

     Section  1.09     Litigation  and  Proceedings.  Except as set forth in the
                       ----------------------------
Hy-Tech Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Hy-Tech after reasonable investigation, threatened by or against Hy-Tech or affecting Hy-Tech or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Hy-Tech does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. It is acknowledged by the parties that Hy-Tech has provided information to the Company involving a lawsuit with Sun Trust.

      Section  1.10     Contracts.
                        ---------

               (a) Except as included or described in the Hy-Tech Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Hy-Tech is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000));

               (b) All contracts, agreements, franchises, license agreements, and other commitments to which Hy-Tech is a party or by which its properties are bound and which are material to the operations of Hy-Tech taken as a whole are valid and enforceable by Hy-Tech in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

               (c) Hy-Tech is not a party to or bound by, and the properties of Hy-Tech are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Hy-Tech; and

               (d) Except as included or described in the Hy-Tech Schedules, Hy-Tech is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Hy-Tech is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Hy-Tech.

     Section  1.11     Material  Contract  Defaults.  Hy-Tech is in default with
                       ----------------------------
Sun Trust pursuant to the information provided in Schedule 1.09. Other than that, Hy-Tech is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Hy-Tech and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Hy-Tech has not taken adequate steps to prevent such a default from occurring.

     Section 1.12     No Conflict With Other Instruments.  The execution of this
                      ----------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Hy-Tech is a party or to which any of its properties or operations are subject, other than an agreement with Sun Trust. It is acknowledged by the parties that this Agreement will breach an agreement with Sun Trust.

     Section  1.13     Governmental  Authorizations.  Except as set forth in the
                       ----------------------------
Hy-Tech Schedules, Hy-Tech has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Hy-Tech of this Agreement and the consummation by Hy-Tech of the transactions contemplated hereby.

     Section 1.14     Compliance With Laws and Regulations.  Except as set forth
                      ------------------------------------
in the Hy-Tech Schedules, to the best of its knowledge Hy-Tech has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Hy-Tech or except to the extent that noncompliance would not result in the occurrence of any material liability for Hy-Tech.

     Section  1.15     Approval of Agreement.  The board of directors of Hy-Tech
                       ---------------------
has authorized the execution and delivery of this Agreement by Hy-Tech and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Hy-Tech Shareholders that the Exchange be accepted by them.

     Section  1.16     Material  Transactions or Affiliations.  Set forth in the
                       --------------------------------------
Hy-Tech Schedules is a description of every contract, agreement, or arrangement between Hy-Tech and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Hy-Tech to own beneficially, 5% or more of the issued and outstanding common stock of Hy-Tech and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Hy-Tech Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Hy-Tech has, or has had since inception of Hy-Tech, any known interest, direct or indirect, in any transaction with Hy-Tech which was material to the business of Hy-Tech. There are no commitments by Hy-Tech, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section  1.17     Hy-Tech  Schedules.  Hy-Tech has delivered to the Company
                       -------  ---------
the following schedules, which are collectively referred to as the " Hy-Tech Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Hy-Tech as complete, true, and correct as of the date of this Agreement in all material respects:

               (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Hy-Tech in effect as of the date of this Agreement;

               (b) a schedule containing the financial statements of Hy-Tech identified in paragraph 1.04(a);

               (c) a Schedule 1.17(c) containing a list indicating the name and address of each shareholder of Hy-Tech together with the number of shares owned by him, her or it;

               (d) a schedule containing a description of all real property owned by Hy-Tech, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

               (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Hy-Tech carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Hy-Tech);

               (f) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Hy-Tech since December 31, 2002, required to be provided pursuant to section 1.07 hereof; and

               (g) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Hy-Tech Schedules by Sections 1.01 through 1.17.

     Hy-Tech shall cause the Hy-Tech Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Hy-Tech. Hy-Tech shall have until February 17, 2003 to provide such schedules. If Hy-Tech cannot or fails to do so, or if the Company acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, the Company may terminate this Agreement by giving written notice to Hy-Tech within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, the Company may consider a disclosure in the Hy-Tech Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial condition of Hy-Tech, taken as a whole.

     Section  1.18     Valid  Obligation.  This Agreement and all agreements and
                       -----------------
other documents executed by Hy-Tech in connection herewith constitute the valid and binding obligation of Hy-Tech, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

     As an inducement to, and to obtain the reliance of Hy-Tech and the Hy-Tech Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

     Section  2.01     Organization.  The  Company  is  a  corporation  duly
                       ------------
organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's certificate of incorporation or bylaws. The Company has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section  2.02     Capitalization.  The  Company's authorized capitalization
                       --------------
consists of 50,000,000 shares of common stock, par value $.001 of which 24,000,000 shares will be issued and outstanding within ten days of the Closing as defined in Section 3.03 (the "Original Company Shares"), which number does not include 13,888,889 shares collateralizing a potential bridge loan, and 5,000,000 shares of preferred stock, $.001 par value of which no shares of preferred stock are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section  2.03     Subsidiaries  and  Predecessor Corporations.  The Company
                       -------------------------------------------
does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Company" also
               -------------
includes  those  subsidiaries,  if  any,  set  forth  on  Schedule  2.03.
                                                          --------------

     Section  2.04     Financial  Statements.
                       ----------------------

               (a) Included in the Company Schedules are (i) the audited balance sheets of the Company and the related statements of operations and cash flows as of and for the twelve months ended December 31, 2001 and
          (ii) the unaudited balance sheets of the Company and the related statements of operations and cash flows for the nine months ended September 30, 2002.

               (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

               (c) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

               (d) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section  2.05     Information.  The information concerning the Company set forth
                  ------------
in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to Hy-Tech (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section  2.06     Options  or  Warrants.  The  Company  is  currently  in
                       ----------------------
negotiations to receive a bridge loan which provides for the issuance of up to 325,000 two year warrants to purchase 325,000 shares of Company common stock with an exercise price of $1.50 per share and the bridge loan is convertible at $1.00 per share into Company common stock. In addition, the Company has authorized the grant of 1,000,000 two year warrants to purchase 1,000,000 shares of Company common stock with an exercise price of $1.00 per share, with such grants to be designated by Imperium Capital, Inc. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company, other than those disclosed above.

     Section 2.07     Absence of Certain Changes or Events.  Except as disclosed
                      -------------------------------------
in Exhibit 2.07, or permitted in writing by Hy-Tech, since the date of the most recent Company balance sheet:

               (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

               (b) The Company has not and will not (i) amend its certificate of incorporation or bylaws, except to effect a reverse stock split and name change; (ii) declare or make, or agree to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem, or agree to purchase or redeem, any of its capital stock; (iii) waive any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) make any material change in its method of management, operation, or accounting;
          (v) enter into any transaction or agreement other than in the ordinary course of business; (vi) make any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increase the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) make any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

               (c) The Company has not (i) granted or agreed to grant any options or warrants except as disclosed in Section 2.06 above; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business except as provided in Section 2.06 above; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims
          (except debts or claims which in the aggregate are of a value less than $1,000); and (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; and

               (d) to the best knowledge of the Company, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

     Section  2.08     Title  and  Related  Matters.  The  Company  has good and
                       -----------------------------
marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Company balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules. Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company's business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

     Section  2.09     Litigation and Proceedings.  There are no actions, suits,
                       ---------------------------
proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except a lawsuit against weComm Limited which is contemplated involving an investment of $700,000 by Bank Sal Oppenheim jr. & Cie (Schweiz). Hy-Tech, the current management of Hy-Tech, and the new management of the Company acknowledge and agree to use reasonable efforts to carry on the lawsuit to return the $700,000 to Bank Sal Oppenheim jr. & Cie (Schweiz). It is understood that Bank Sal Oppenheim jr. & Cie (Schweiz) shall receive the amount that is recovered, less the amount of attorneys fees and out of pocket expenses which are not recovered. In the event the Company recovers less than $700,000, Bank Sal Oppenheim jr. & Cie (Schweiz) shall be entitled to receive the amount that is recovered less un-recovered out of pocket expenses and legal expenses, with the remaining balance owed to Bank Sal Oppenheim jr. & Cie (Schweiz) payable in restricted shares of Company common stock at $2.00 per share. In the event the Company does not proceed with litigation for reasonable business reasons, the Company shall have the right to issue Bank Sal Oppenheim & jr. Cie (Schweiz) 350,000 newly issued restricted shares of Company common stock in settlement of the $700,000. The issuance of such 350,000 shares of Company common stock would be in addition to the shares of Company common stock outstanding at the closing of this Agreement as agreed upon herein. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section 2.10 Contracts.
                       ----------

               (a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10. -------------

               (b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

               (c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and

               (d) Except as included or described in the Company Schedules or reflected in the most recent Company balance sheet, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money,
          (iv) guaranty of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of the Company.

     Section 2.11     Material Contract Defaults.  The Company is not in default
                      --------------------------
in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

     Section 2.12     No Conflict With Other Instruments.  The execution of this
                      -----------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

     Section  2.13     Governmental  Authorizations.  The  Company  has  all
                       -----------------------------
licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

     Section  2.14     Compliance With Laws and Regulations.  To the best of its
                       -------------------------------------
knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

     Section  2.15     Approval  of  Agreement.  The  board  of directors of the
                       ------------------------
Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

     Section  2.16     Continuity  of  Business Enterprises.  The Company has no
                       -------------------------------------
commitment or present intention to liquidate Hy-Tech or sell or otherwise dispose of a material portion of Hy-Tech's business or assets following the consummation of the transactions contemplated hereby.

     Section  2.17     Material  Transactions  or  Affiliations.  Except  as
                       -----------------------------------------
disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section  2.18     The  Company  Schedules.  The  Company  has  delivered to
                       ------------------------
Hy-Tech the following schedules, which are collectively referred to as the "Company Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement:

               (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of the Company as in effect as of the date of this Agreement;

               (b) a schedule containing the financial statements of the Company identified in paragraph 2.04(b);

               (c) a schedule containing a description of all real property owned by the Company, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

               (d) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which the Company carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of the Company);

               (e) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of the Company since December 31, 2002 required to be provided pursuant to section 2.07 hereof; and

               (f) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.18.

     The Company shall cause the Company Schedules and the instruments and data delivered to Hy-Tech hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Company. The Company shall have until February 17, 2003 to provide such schedules. If the Company cannot or fails to do so, or if Hy-Tech acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Hy-Tech may terminate this Agreement by giving written notice to the Company within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Hy-Tech may consider a disclosure in the Company Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

     Section  2.19     Valid  Obligation.  This Agreement and all agreements and
                       -----------------
other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

     Section  3.01     The Exchange.  On the terms and subject to the conditions
                       -------------
set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Hy-Tech Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of HY-TECH set forth on Schedule 1.17(c) attached hereto, in the aggregate
                             -----------------
constituting a minimum of 80% of the issued and outstanding shares of common stock of Hy-Tech held by each of such shareholders; the objective of such Exchange being the acquisition by the Company of 100% of the issued and outstanding common stock of Hy-Tech. In exchange for the transfer of such securities by the Hy-Tech Shareholders, the Company shall issue to the Hy-Tech Shareholders an aggregate of up to 16,000,000 shares of common stock of the Company (the "Initial Shares"), which Initial Shares shall not be reduced when calculating the number of shares outstanding pursuant to Sections 2.02 and 6.01. At the Closing, each Hy-Tech Shareholder shall, on surrender of his certificate or certificates representing such Hy-Tech shares to the Company or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Hy-Tech Shareholders, all of the shares of capital stock of Hy-Tech shall be held by the Company.

     Section  3.02     Anti-Dilution.  The  number  of  shares  of the Company's
                       --------------
common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.

     Section  3.03     Closing.  The  closing  ("Closing")  of  the transactions
                       --------
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than January 31, 2003, subject to the right of the Company or Hy-Tech to extend such Closing Date by up to an additional ten (10) days. Such Closing shall take place at a mutually agreeable time and place.

     Section  3.04     Closing Events.  At the Closing, the Company, Hy-Tech and
                       ---------------
each of the Hy-Tech Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, the Company shall provide an opinion of counsel acceptable to Hy-Tech as to such matters as Hy-Tech may reasonably request, which shall include, but not be limited to, a statement, to the effect that to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities).

     Section  3.05     Termination.
                       ------------

               (a) This Agreement may be terminated by the board of directors of either the Company or Hy-Tech at any time prior to the Closing Date if:

                    (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

                    (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

               (b) This Agreement may be terminated by the board of directors of the Company at any time prior to the Closing Date if:

                    (i) the board of directors of the Company determines in good faith that one or more of the Company's conditions to Closing has not occurred, through no fault of the Company.

                    (ii)  The  Company takes the termination action specified in
               Section 1.17 as a result of Hy-Tech Schedules or updates thereto which the Company finds unacceptable; or

                    (iii) Hy-Tech shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Hy-Tech contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph (b) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Purchaser shall bear the costs in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

               (c) This Agreement may be terminated by the board of directors of Hy-Tech at any time prior to the Closing Date if:

                    (i) there shall have been any change after the date of the latest balance sheet of the Company in the assets, properties, business or financial condition of the Company, which could have a material adverse effect on the financial statements of the Company listed in Section 2.04(b) taken as a whole, except any changes disclosed in the Company Schedules;

                    (ii) the board of directors of Hy-Tech determines in good faith that one or more of Hy-Tech's conditions to Closing has not occurred, through no fault of Hy-Tech;

                    (iii)  Hy-Tech  takes  the  termination  action specified in
               Section 2.18 as a result of the Company Schedules or updates thereto which Hy-Tech finds unacceptable;

                    (iv) on or before January 31, 2003, Hy-Tech notifies the Company that Hy-Tech's investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 2.18; or

                    (v) The Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph (c) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that the Company shall bear the costs as well as the reasonable costs of the Company incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.01     Access to Properties and Records.  The Company and Hy-Tech
                      --------------------------------
Will each afford to the officers and authorized representatives of the other Full access to the properties, books and records of the Company or, as the case May be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Hy-Tech, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), the Company shall provide Hy-Tech with quarterly internally prepared and unaudited financial statements.

     Section  4.02     Delivery  of  Books and Records.  At the Closing, Hy-Tech
                       --------------------------------
shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents of Hy-Tech now in the possession of Hy-Tech or its representatives.

     Section  4.03     Third  Party  Consents and Certificates.  The Company and
                       ----------------------------------------
Hy-Tech agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section  4.04     Accredited  Status.  All  of  the  Hy-Tech  Shareholders
                       -------------------
participating in the Share Exchange must represent that they are accredited investors as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, except as otherwise provided.

     Section  4.05     Consent  ofHy-Tech  Shareholders.  Hy-Tech  shall use its
                       -----------         -------------
best efforts to obtain the consent of all Hy-Tech Shareholders to participate in the Exchange.

     Section  4.06     Designation  of  Directors  and Officers.On or before the
                       -----------------------------------------
Closing Date, the Company's board of directors shall consist of three directors, of which one director shall be appointed by Imperium Capital, Inc. which shall include Gary F. McNear, Craig W. Conklin, and ______________. Gary F. McNear shall be elected Chief Executive Officer of the Company and Craig W. Conklin shall be elected President.

     Section  4.07     Exclusive  Dealing  Rights.  Until  5:00  P.M.  Eastern
                       ---------------------------
Daylight  Time  on  February  17,  2003.

               (a) In recognition of the substantial time and effort which the Company has spent and will continue to spend in investigating Hy-Tech and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Hy-Tech, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than the Company and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Hy-Tech) or similar transactions involving Hy-Tech (all such transactions being referred to as " Hy-Tech Acquisition Transactions"). If Hy-Tech receives any proposal with respect to a Hy-Tech Acquisition Transaction, it will immediately communicate to the Company the fact that it has received such proposal and the principal terms thereof.

               (b) In recognition of the substantial time and effort which Hy-Tech has spent and will continue to spend in investigating the Company and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the Company, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Hy-Tech and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of the Company or similar transactions involving the Company (all such transactions being referred to as "Company Acquisition Transactions"). If the Company receives any proposal with respect to a Company Acquisition Transaction, it will immediately communicate to Hy-Tech the fact that it has received such proposal and the principal terms thereof.

     Section  4.08     Actions  Prior  to  Closing.
                       ----------------------------

               (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or Hy-Tech
          Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (d) below) and Hy-Tech respectively, will each:

                    (i) carry on its business in substantially the same manner as it has heretofore;

                    (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                    (iii) maintain in full force and effect insurance comparable in  amount and in scope of coverage to that now maintained by it;

                    (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                    (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                    (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

          (b) From and after the date of this Agreement until the Closing Date, neither the Company nor Hy-Tech will:

               (i) make any changes in their articles or certificate of incorporation or bylaws, except as otherwise provided in this Agreement;

               (ii) take any action described in Section 1.07 in the case of Hy-Tech, or in Section 2.07, in the case of the Company (all except as permitted therein or as disclosed in the applicable party's schedules);

               (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

               (iv) sell any assets or discontinue any operations (other than the Divestiture), sell any shares of capital stock (other than as contemplated in Section 4.06 hereof and the sale of securities underlying existing warrants or options of the Company) or conduct any similar transactions other than in the ordinary course of business.

     Section  4.09     Indemnification.
                       ----------------

               (a) Hy-Tech hereby agrees to indemnify the Company and each of the officers, agents and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

               (b) The Company hereby agrees to indemnify Hy-Tech and each of the officers, agents, and directors of Hy-Tech and each of the Hy-Tech Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section  4.10     Limitation  of  Subsequent  Corporate  Actions.
                  -----------------------------------------------

     It is expressly understood and agreed that the Company, the shareholders of Hy-Tech, and their affiliates, will take all steps necessary to ensure that:

(1) there shall be no reverse split of the Company's common stock for a period of twelve months following this Agreement;

(2) that the assets of Hy-Tech shall remain in the Company as part of its business operations; and

(3) that no shares of the Company's common stock shall be registered pursuant to an S-8 registration statement for a period of twelve months following this Agreement.

Notwithstanding items (1), (2), and (3), Imperium Capital, Inc. may waive such conditions stated above, with a written waiver.

      Section  4.11     Indemnification  of  Subsequent  Corporate  Actions.
                        ----------------------------------------------------

(a) No officer, director, controlling shareholder, agent or representative of the Company, or any other person currently affiliated with the Company, has offered or agreed to assist in the promotion, market making, development, enhancement, or support of the Company's business, capital raising, or securities market.

(2) Hy-Tech hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company contemporaneous with, or subsequent to this Agreement.

Section  4.12  Name  Change.  Prior  to  Closing,  the  Company  shall amend its
               ------------
certificate of incorporation to effect a name change to Hy-Tech Technology Group, Inc.

Section  4.13  Audited  Financial  Statements.  The  Company  shall file audited
               ------------------------------
financial statements of Hy-Tech as required by the Securities and Exchange Commission within 75 days from the Closing.

                                    ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  5.01     Accuracy of Representations and Performance of Covenants.
                       ---------------------------------------------------------
The representations and warranties made by Hy-Tech in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Hy-Tech shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Hy-Tech prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Hy-Tech and dated the Closing Date, to the foregoing effect.

     Section  5.02     Officer's  Certificate.  The  Company  shall  have  been
                       -----------------------
furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Hy-Tech to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Hy-Tech threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Hy-Tech Schedules, by or against Hy-Tech, which might result in any material adverse change in any of the assets, properties, business, or operations of Hy-Tech.

     Section  5.03     No  Material  Adverse Change.  Prior to the Closing Date,
                       -----------------------------
there shall not have occurred any change in the financial condition, business, or operations of Hy-Tech nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.06.

     Section  5.04     Approval byHy-Tech Shareholders.  The Exchange shall have
                       -----------        -------------
been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than eighty percent (80%) of the outstanding common stock of Hy-Tech, unless a lesser number is agreed to by the Company.

     Section  5.05     No  Governmental  Prohibition.  No  order, statute, rule,
                       ------------------------------
regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section  5.06     Consents.  All consents, approvals, waivers or amendments
                       ---------
pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Hy-Tech after the Closing Date on the basis as presently operated shall have been obtained.

     Section  5.07     Other  Items.
                       -------------

               (a) The Company shall have received a list of Hy-Tech 's shareholders containing the name, address, and number of shares held by each Hy-Tech shareholder as of the date of Closing, certified by an executive officer of Hy-Tech as being true, complete and accurate; and

               (b) The Company shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

     Section  5.08     Accredited  Status.  All  of  the  Hy-Tech  Shareholders
                       -------------------
participating in the Share Exchange must represent that they are accredited investors as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, other than otherwise disclosed.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF HY-TECH
                          AND THE HY-TECH SHAREHOLDERS

     The obligations of Hy-Tech and the Hy-Tech Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  6.01     Accuracy of Representations and Performance of Covenants.
                       ---------------------------------------------------------
The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied the conditions described below prior to or at the Closing:

               (a) Within ten days following the Closing, the Company shall have no more than an aggregate of 24,000,000 shares of common stock issued and outstanding, not counting 13,888,889 shares collateralizing a possible bridge loan, and 0 shares of preferred stock, excluding any shares issuable pursuant to the Exchange.

               (b) The directors of the Company shall have approved the Exchange and the related transactions described herein.

Hy-Tech shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

     Section  6.02     Officer's  Certificate and Lawyer's Certificate.  Hy-Tech
                       ------------------------------------------------
shall have been furnished with certificates dated the Closing Date and signed by the duly authorized executive officer and legal counsel of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

     Section  6.03     No  Material  Adverse Change.  Prior to the Closing Date,
                       -----------------------------
there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.18.

     Section  6.04     No  Governmental  Prohibition.  No  order, statute, rule,
                       ------------------------------
regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section  6.05     Consents.  All consents, approvals, waivers or amendments
                       ---------
pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Hy-Tech after the Closing Date on the basis as presently operated shall have been obtained.

     Section  6.06     Other  Items.  Hy-Tech  shall  have  received  further
                       -------------
opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Hy-Tech may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section  7.01     No  Bankruptcy  and  No  Criminal  Convictions.
                       ----------------------------------------------

     None of the Parties to the Agreement, nor their officers, directors or affiliates, promoter or control person, nor any predecessor, thereof have been subject to the following:

     (3) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five years;

     (4) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (5) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     (6) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Section  7.02     Brokers.  The  Company  and Hy-Tech agree that, except as
                       --------
set out on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and Hy-Tech each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section  7.03     Governing  Law.  This  Agreement  shall  be  governed by,
                       ---------------
enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

     Section  7.04     Notices.  Any  notice or  other  communications  required
                       --------
or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

     If  to  the  Company,  to:          SRM  NETWORKS,  INC.
                                         Attn:  Jan  Barickowski
                                         C/o  Gersten  Savage  Kaplowitz
                                         and Wolf
                                         9th  Floor,  101  East  52nd  Street
                                         New  York,  NY  10022-6018
                                         Phone  (212)  752)  9700
                                         Fax  (212)  980-5192



     If  to  HY-TECH,  to:               HY-TECH  COMPUTER  SYSTEMS,  INC.
                                         Attn:  Gary  McNear
                                         1840  Boy  Scout  Drive
                                         Fort  Myers,  Florida  33907-2113
                                         Phone  (239)  278-4878


     With  copies  to:                   David  M.  Loev,  Attorney  at  Law
                                         2777  Allen  Parkway
                                         Suite  1000
                                         Houston,  Texas  77019
                                         Phone  (713)  524-4110
                                         Fax  (713)  524-4122

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     Section  7.05     Attorney's  Fees.  In  the  event  that  either  party
                       -----------------
institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section  7.06     Confidentiality.  Each party hereto agrees with the other
                       ----------------
that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section  7.07     Public  Announcements  and  Filings.  Unless  required by
                       ------------------------------------
applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

     Section 7.08     Schedules; Knowledge.  Each party is presumed to have full
                      ---------------------
knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section  7.09     Third  Party  Beneficiaries.  This  contract  is strictly
                       ----------------------------
between the Company and Hy-Tech, and, except as specifically provided, no director, officer, stockholder (other than the Hy-Tech Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section  7.10     Expenses.  Subject  to  Sections  3.05  and  7.05  above,
                       ---------
whether or not the Exchange is consummated, the Company will bear the expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

     Section  7.11     Entire  Agreement.  This  Agreement represents the entire
                       ------------------
agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     Section  7.12     Survival;  Termination.  The representations, warranties,
                       -----------------------
and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

     Section  7.13     Counterparts.  This Agreement may be executed in multiple
                       -------------
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section  7.14     Amendment  or  Waiver.  Every  right  and remedy provided
                       ----------------------
herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section  7.15     Best Efforts.  Subject to the terms and conditions herein
                       -------------
provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section  7.16     Faxed  Copies.  For  purposes  of  this  Agreement,  a  faxed
                  -------------
signature  will  constitute  an  original  signature.








     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

                              SRM  NETWORKS,  INC.


                              BY:/s/ Jan Barickowski
                                 -------------------------------
                                 Chief  Executive  Officer


                              HY-TECH  COMPUTER  SYSTEMS,  INC.

                              BY:/s/ Gary F. McNear
                                 -------------------------------
                                 Chief  Executive  Officer




The undersigned Hy-Tech Shareholders hereby agree to participate in the Exchange on the terms set forth above. Subject to Section 7.12 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of Hy-Tech set out hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct. PLEASE RETURN ORIGINAL STOCK CERTIFICATE ALONG WITH THIS EXCHANGE AGREEMENT.


               /s/ Gary F. McNear, individually  No. of Shares 2500
               ------------------                              -----

               Gary F. McNear, Printed Name
               ------------------


               Craig W. Conklin, individually  No. of Shares 2500
               ------------------                             -----


               Craig W. Conklin, Printed Name
               ------------------


               /s/ Jeffrey W. Sarver, individually  No. of Shares 51
               ---------------------                                -----


               Jeffrey W. Sarver, Printed Name
               ------------------